Exhibit 99.1

PowerSecure’s Smart Grid Power System Programs for Major Retailers Expand

Company Announces $10 Million of New Business Awards

Wake Forest, N.C. – December 9, 2010 – PowerSecure International, Inc. (Nasdaq: POWR) today announced that it has received $10 million of new awards for its Interactive Distributed Generation® (IDG®) smart grid power systems. The majority of this new business is a second award from a major U.S. retail chain to install IDG systems for an expanded number of stores, increasing a program which began in mid-2010. Additionally, the Company announced today that it has entered into new master agreements with two additional major U.S. retail chains to deploy IDG systems, the number and specific locations for which are in development. The Company’s IDG systems will deliver these retailers with a more efficient power source during peak power periods, and dependable standby power “24 x 7”.

The $10 million of new business announced today includes $9 million of recurring revenue contracts for the second award of IDG systems for the first-mentioned retailer. These systems are expected to be installed during the first half of 2011, and the revenues from this contract are expected to be recognized over a five year period. The Company is not providing an estimate at this time on the revenue expected from the second and third-mentioned retailers in this release, as these programs are still in development. The awards announced today also include a $1 million award to deploy an IDG system for a large manufacturing operation, and this award is expected to be recognized as project-based revenue during the first half of 2011.

Sidney Hinton, CEO of PowerSecure, said, “We are very excited about these new programs with retailers. We have been blessed to receive an earlier-than-expected expansion of the program we started this summer with one major U.S. retailer, and also establish master agreements with two additional retailers. Our IDG systems have a track record of delivering the retailers we already serve a very strong value proposition, and we have hundreds of retail stores and distribution centers in our smart grid programs today. We are especially pleased that we are able to serve these new retailers under our recurring revenue model. We are eager to demonstrate our value with these initial installations, with the goal of earning the opportunity to support even larger numbers of store and distribution center locations with our IDG systems in the future.”

About PowerSecure

PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers, as well as Energy Services to the oil and natural gas industry. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company’s Energy Efficiency business provides customers with energy efficient lighting technologies that deliver improved quality of light, including its proprietary EfficientLights LED lighting product that saves grocery, drug, and convenience stores 70% off the cost to operate traditional fluorescent lighting in their refrigerated cases. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with transmission and distribution infrastructure construction and maintenance services, and engineering and regulatory consulting services. The Company provides Energy Services to the oil and natural gas industry through its Southern Flow and WaterSecure business units. Additional information is available at www.powersecure.com.

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the businesses discussed in this press release and the Company’s future revenues, earnings, margins, and other financial and operating information and data; the Company’s outlook, prospects and expectations for revenues, net income, and E.P.S. results and growth generally, and related to the events described herein; the anticipated results of the Company’s products, services, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760

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